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                                                                      EXHIBIT 99

FOR DISTRIBUTION

                    OVERHILL FARMS ANNOUNCES RECORD REVENUES
                               FOR SECOND QUARTER

      LOS ANGELES, CA (May 7, 2007) -- Overhill Farms, Inc. (AMEX: OFI) reported record net revenues of $46 million for the second quarter of fiscal 2007, up $2.3 million or 5.3% from the $43.7 million reported a year earlier.

      Net income for the second quarter of fiscal 2007, which ended on April 1, 2007, was $875,000 ($.06 per basic and diluted share) as compared to $1,213,000 ($.08 per basic and diluted share) for the same period in fiscal 2006. The Company said its earnings were adversely affected by short-term production inefficiencies related to the start-up of 32 new products, and higher costs to meet one customer's need for additional volume and changes in product formulation.

      Gross profit for the second quarter of fiscal 2007 was $4,210,000, a decline of $993,000 or 19.1% from the $5,203,000 reported for the same period in fiscal 2006. Gross profit as a percentage of net revenues was 9.2% for the most recent quarter, compared to 11.9% for the comparable year-earlier period.

      The Company said gross profits for the period reflect inefficiencies relating to the start-up during the second quarter of 2007 of eight products for H.J. Heinz Company, a new customer, and 24 products for an existing supermarket customer.

      Revenues for the six months ended April 1, 2007 were $86.6 million, up $3.3 million or 4.0% from the $83.3 million of the same period a year earlier. Net income for the first half of 2007 was $2.4 million (.16 per basic share and ..15 per diluted share), up $611,000 or 33.9% from the $1.8 million (.12 per basic share and .11 per diluted share) of the year-earlier period. Gross profit for the most recent six months was $9.7 million, up from $9.6 million a year earlier.

      James Rudis, Chairman and Chief Executive Officer, said, "The start-up of the new business we received has proceeded on an accelerated schedule. Our success in acquiring and producing these new pieces of business supports our expectation that there is significant growth potential for the Company in both the near and long term."

      Mr. Rudis added, "The most recent results were impacted by what we believe are primarily one-time costs. We experienced normal start-up inefficiencies for a product launch of this size." He noted that the Company had to recruit more than 100 additional production line employees during the quarter. "With production lines now fully staffed, and with the increased efficiency that comes with more experienced employees and sustained production of these new items, we expect to see improved productivity and cost efficiencies."

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      During the second quarter of fiscal 2007, the Company also experienced some short-term production inefficiencies as a result of construction relating to its previously announced $7 million plant improvement and expansion project.

      As announced earlier, Panda Restaurant Group had planned to shift $20 million of its purchases to another vendor in order to diversify its sources of supply. When that process was delayed, Panda asked the Company to increase its production of Panda products above contracted levels. Second quarter earnings reflected the Company's purchase of chicken and other ingredients at prices higher than contracted levels in order to meet Panda's additional needs and to conform with a change in Panda's formulation of its products.

      Mr. Rudis noted that "Panda is one of our most valued customers, and we willingly took these steps to build on our strong relationship. We have negotiated improved chicken prices to meet Panda's additional needs, and we are working closely with Panda to minimize the effect of the formulation change."

      By customer category, the Company said net revenues from retail customers for the second quarter of fiscal 2007 were up 24.9% to $28.1 million from the $22.5 million for the same period in fiscal 2006. This increase was largely due to new business from H.J. Heinz Company and the addition of a private label line of 24 new items for an existing customer.

      Foodservice net revenues declined by $3 million or 18.3% to $13.4 million for the second quarter from the $16.4 million reported a year earlier. The decline was less than anticipated because Panda's transfer of production to another vendor did not proceed as scheduled.

      Airline net revenues decreased by $267,000 or 5.6% to $4.5 million for the second quarter from the $4.8 million of the year-earlier quarter. This decline reflects reductions in the number of meals served on domestic flights by some of our customers.

      The Company is in the process of obtaining external validation of the Company's internal controls, as required by Section 404 of the Sarbanes Oxley Act of 2002, and plans to file its Form 10-Q with the Securities and Exchange Commission on or before the filing deadline of May 16, 2007.

      Mr. Rudis said, "Growth presents challenges, and we are willing and able to deal with the short-term issues that have accompanied our growth. Our capital expansion program, for example, caused some disruption in our manufacturing operations. By late April, however, a new, higher-volume line went into full production, and two more high-capacity lines are scheduled to begin production by June 30. As a result, we are already seeing improved production efficiencies from our expansion program, and we expect rapid, continuing improvement as the plant modifications are completed over the next several months."

      Overhill Farms is a value-added supplier of custom high quality frozen foods to foodservice, retail and airline customers.

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THIS NEWS RELEASE CONTAINS DISCLOSURES THAT ARE FORWARD-LOOKING STATEMENTS
WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON CURRENT EXPECTATIONS OR BELIEFS AND INCLUDE, BUT ARE NOT LIMITED TO, STATEMENTS ABOUT THE COMPANY'S OPERATIONS AND FINANCIAL PERFORMANCE AND CONDITION AND STATEMENTS REGARDING EXPECTATIONS OF CONTINUED OR INCREASED SALES, PROFITABILITY, PRODUCTION EFFICIENCIES AND EXPANSIONS, CASH FLOWS AND GROWTH, DECREASING AIRLINE SALES AND ANTICIPATED AMOUNTS AND TIMING OF GROWTH IN THE COMPANY'S CUSTOMER BASE AND BUSINESS IN THE FOODSERVICE AND RETAIL MARKET SECTORS. FOR THIS PURPOSE, STATEMENTS OF HISTORICAL FACT MAY BE DEEMED TO BE FORWARD-LOOKING STATEMENTS. IN ADDITION, FORWARD-LOOKING STATEMENTS INCLUDE STATEMENTS IN WHICH THE COMPANY USES WORDS SUCH AS "CONTINUE," "EFFORTS," "EXPECT," "BELIEVE," "ANTICIPATE," "CONFIDENT," "INTEND," "STRATEGY," "PLAN," "WILL," "ESTIMATE," "PROJECT," "GOAL," "TARGET," "PROSPECTS," "OPTIMISTIC" OR SIMILAR EXPRESSIONS. THESE STATEMENTS BY THEIR NATURE INVOLVE RISKS AND UNCERTAINTIES, AND ACTUAL RESULTS MAY DIFFER MATERIALLY DEPENDING ON A VARIETY OF IMPORTANT FACTORS, INCLUDING, AMONG OTHERS, THE COMPANY'S ABILITY TO MEET ITS CUSTOMERS' PRODUCTION EXPECTATIONS, THE COMPANY'S ABILITY TO ACHIEVE PRODUCTION EFFICIENCIES AND COMPLETE ITS CAPITAL EXPANSION PROGRAM AS PLANNED, THE COMPANY'S ABILITY TO MEET ITS OBLIGATIONS UNDER ITS FINANCING ARRANGEMENTS, THE IMPACT OF COMPETITIVE PRODUCTS AND PRICING; MARKET CONDITIONS AND WEATHER PATTERNS THAT MAY AFFECT THE COST OF RAW MATERIAL AS WELL AS THE MARKET FOR THE COMPANY'S PRODUCTS; CHANGES IN THE COMPANY'S BUSINESS ENVIRONMENT, INCLUDING ACTIONS OF COMPETITORS AND CHANGES IN CUSTOMER PREFERENCES; CUSTOMERS' ABILITY AND WILLINGNESS TO PAY FOR PRODUCTS AND MEET THEIR OWN CONTRACTUAL OBLIGATIONS UNDER THEIR AGREEMENTS WITH THE COMPANY; CUSTOMERS' DECISIONS REGARDING THE TIMING AND VOLUME OF SHIFTS IN PRODUCTION VOLUME TO OTHER VENDORS, ACTS OF TERRORISM OR ACTS OF WAR; CHANGES IN GOVERNMENTAL LAWS AND REGULATIONS, INCLUDING INCOME TAXES; MARKET AND CUSTOMER DEMAND FOR NEW AND EXISTING PRODUCTS; AND OTHER FACTORS AS MAY BE DISCUSSED IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED OCTOBER 2, 2006, QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED DECEMBER 31, 2006 AND OTHER REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

# # #

Contacts:

James Rudis, Chairman, President and CEO
Overhill Farms, Inc.
323-582-9977


Alexander Auerbach
Auerbach & Co. Public Relations
1-800-871-2583
auerbach@aapr.com




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